Exhibit 3.71
APPLIED SIGNAL AND IMAGE TECHNOLOGY, INC.
ARTICLES OF INCORPORATION

     FIRST: We, Joseph C. Harsanyi, whose post office address is 9193 Rolling Meadow Run, Pasadena, Maryland 21122 and Joseph M. Hejl, Jr., whose post office address is 200 Armstrong Lane, Pasadena, Maryland 21122, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.
     SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is
APPLIED SIGNAL AND IMAGE TECHNOLOGY, INC.
     THIRD: The purposes for which the Corporation is formed are:
          1. To engage in the business of consulting on engineering services and informational technologies.
          2. To do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.
     FOURTH: The post office address of the principal office of the Corporation in this State is 9193 Rolling Meadow Run, Pasadena, Maryland 21122. The name and post office address of the Resident Agent of the Corporation in this State is Joseph C. Harsanyi, 9193 Rolling Meadow Run, Pasadena, Maryland 21122. Said Resident Agent is an individual actually residing in this State.
     FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is Five Thousand (5,000) shares of common stock, without par value.
     SIXTH: The number of directors of the Corporation shall be two (2), which number may be increased or decreased Pursuant to the By-Laws of the Corporation, but shall never be less than two (2); and the names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are: Joseph C. Harsanyi and Joseph M. Hejl, Jr.
     IN WITNESS WHEREOF, we have signed these Articles of Incorporation this 2nd day of September, 1994, and we acknowledge the same to be our act.

/s/ Joseph C. Harsanyi
Joseph C. Harsanyi

/s/ Joseph M. Hejl, Jr.
Joseph M. Hejl, Jr.

STATE OF MARYLAND, ANNE ARUNDEL OF BALTIMORE: To Wit:
     I HEREBY CERTIFY that on this 2 day of Sept., 1994, the above-named Joseph C. Harsanyi, personally appeared before me and made oath in due form of law that the matters and facts set forth in the foregoing Articles of Incorporation are true and correct as therein stated and acknowledged that the Articles are in fact his act and deed and that he has full understanding thereof.
     AS WITNESS my hand and Notarial Seal.

/s/ Rosemarie B. Billing-Briggs
Notary Public

My Commission Expires:

November 1, 1995

STATE OF MARYLAND, ANNE ARUNDEL OF BALTIMORE: To Wit:
     I HEREBY CERTIFY that on this 2 day of Sept, 1994, the above-named Joseph M. Hejl, Jr., personally appeared before me and made oath in due form of law that the matters and facts set forth in the foregoing Articles of Incorporation are true and correct as therein stated and acknowledged that the Articles are in fact his act and deed and that he has full understanding thereof.
     AS WITNESS my hand and Notarial Seal.

/s/ Rosemarie B. Billing-Briggs
Notary Public

My Commission Expires:
November 1, 1995